                                                                    Exhibit 12.1

                           Bank of the Ozarks, Inc.
                      Ratio of earnings to fixed charges

Including interest on Deposits:                                                                        Quarter
                                                                                                 -------------------
                                    1994        1995        1996         1997        1998        3/31/98     3/31/99
                                  --------    --------    --------     --------    --------      -------     -------
EARNINGS:
 Pretax income                    $  4,633    $ 3,124     $ 5,033      $ 7,047     $ 8,250       $ 2,102     $ 2,199
 Add:Fixed charges from below        4,653      7,428      10,087       13,208      20,873         3,924       6,449
 Less: Interest capitalized            -          -           -           (145)       (275)          (60)        (14)

                                  ----------------------------------------------------------------------------------
Earnings for fixed charges ratio     9,286     10,552      15,120       20,110      28,848         5,966       8,634
                                  ----------------------------------------------------------------------------------

FIXED CHARGES:
Add: Interest expense                4,651      7,391      10,031       12,979      20,158         3,836       6,421
     Interest capitalized              -          -           -            145         275            60          14
     Interest portion of rental
      expense                            2         37          56           84          80            28          14
                                  ----------------------------------------------------------------------------------
Fixed charges                        4,653      7,428      10,087       13,208      20,873         3,924       6,449
                                  ----------------------------------------------------------------------------------

                                  ----------------------------------------------------------------------------------
Ratio of earnings to fixed
 charges                              2.00       1.42        1.50         1.52        1.38          1.52        1.34
                                  ----------------------------------------------------------------------------------

Excluding interest on deposits:                                                                        Quarter
                                                                                                --------------------
                                    1994        1995        1996         1997        1998        3/31/98     3/31/99
                                  --------    --------    --------     --------    --------     --------     -------
EARNINGS:
 Pretax income                    $  4,633    $ 3,124     $ 5,033      $ 7,047     $ 8,250       $ 2,102     $ 2,199
 Add:Fixed charges from below          140         71       1,082        1,382       2,755           436         732
 Less: Interest capitalized            -          -           -           (145)       (275)          (60)        (14)

                                  ----------------------------------------------------------------------------------
Earnings for fixed charges ratio     4,773      3,195       6,115        8,284      10,730         2,478       2,917
                                  ----------------------------------------------------------------------------------

FIXED CHARGES:
Add: Interest expense                4,651      7,391      10,031       12,979      20,518         3,836       6,421
     Interest capitalized              -          -           -            145         275            60          14
     Interest portion of rental
      expense                            2         37          56           84          80            28          14
Less: Deposit interest expense      (4,513)    (7,357)     (9,005)     (11,826)    (18,118)       (3,488)     (5,717)
                                  ----------------------------------------------------------------------------------
Fixed charges                          140         71       1,082        1,382       2,755           436         732
                                  ----------------------------------------------------------------------------------

                                  ----------------------------------------------------------------------------------
Ratio of earnings to fixed           34.09      45.00        5.65         5.99        3.89          5.68        3.98
                                  ----------------------------------------------------------------------------------


For purposes of computing the ratios of earnings to fixed charges, earnings represent income from continuing operations before income taxes, extraordinary items and cumulative effect of changes in accounting principle plus fixed charges. Fixed charges represent total interest expense, including and excluding interest on deposits, as applicable, as well as the interest component of rental expense.

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